                                                                    Exhibit 99.5

                             JOINT FILER INFORMATION

Name:                              Stephen T. Jurvetson

Address:                           2882 Sand Hill Road, Suite 150
                                   Menlo Park, CA 94025

Relationship to Issuer:            Mr. Jurvetson is a managing director of
                                   the general partner of Draper Fisher
                                   Associates Fund IV, LP.

Designated Filer:                  Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:          Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                         March 22, 2005

March 24, 2005
--------------
Date

                                        By: /s/ Stephen T. Jurvetson
                                        ----------------------------------------
                                        Stephen T. Jurvetson

The reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.